Exhibit 99.1
Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com

Erica Ettori
Global Communications
Marriott Vacations Worldwide Corporation
407.513.6606
Erica.Ettori@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Second Quarter 2022 Financial Results
ORLANDO, Fla. – August 8, 2022 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) reported second quarter 2022 financial results.
Second Quarter 2022 Highlights:
•Consolidated Vacation Ownership contract sales were $506 million, a 40% increase compared to the second quarter of 2021, and VPG increased 7% to $4,613.
•Net income attributable to common shareholders was $136 million, or $2.97 fully diluted earnings per share.
•Adjusted net income attributable to common shareholders was $131 million, or $2.87 adjusted fully diluted earnings per share.
•Adjusted EBITDA was $255 million, a 55% increase compared to the second quarter of 2021, as the Company continues to see a strong recovery in the business.
•The Company returned $219 million to shareholders, repurchasing more than 1.4 million shares of its common stock for $193 million at an average price per share of $136 and paying a quarterly dividend of $26 million.
◦Subsequent to the end of the second quarter, the Company repurchased approximately 1.1 million shares of its common stock for $131 million at an average price per share of $124 through the end of July.
•Consistent with its strategy to dispose of non-strategic assets, during the second quarter, the Company closed on the sale of its VRI Americas business and its hotel in Puerto Vallarta, Mexico for total cash proceeds in excess of $100 million.
“We had a very strong second quarter, generating $506 million in contract sales, up 40% from the prior year, with contract sales and Adjusted EBITDA up 31% from the second quarter of 2019,” said Stephen P. Weisz, chief executive officer. “We introduced Abound by Marriott VacationsTM during the quarter, an exclusive new program providing more options and access for Owners. With the strong recovery of our operations, as well as cash proceeds from dispositions, we accelerated our return of cash to shareholders, surpassing $500 million this year through the end of July.”

Marriott Vacations Worldwide Reports Second Quarter 2022 Financial Results / 2
Second Quarter 2022 Results
Vacation Ownership
Revenues excluding cost reimbursements increased 28% in the second quarter of 2022 compared to the prior year, reflecting growth in all of the Company's lines of business.
Segment financial results attributable to common shareholders were $277 million in the second quarter of 2022 and Segment margin was 36%. Segment adjusted EBITDA increased 51% to $274 million, with Segment adjusted EBITDA margin of 36%, over 500 basis points higher than the second quarter of 2021.
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 4% in the second quarter of 2022 compared to the prior year. Interval International active members increased 21% to 1.6 million and Average revenue per member decreased 16% compared to the prior year.
Segment financial results attributable to common shareholders were $46 million in the second quarter of 2022 and Segment margin was 66%. Segment adjusted EBITDA decreased $2 million to $35 million compared to the prior year primarily due to the sale of VRI Americas, with Segment adjusted EBITDA margin of 52%, in line with the second quarter of 2021.
Corporate and Other
General and administrative costs decreased $2 million in the second quarter of 2022 compared to the prior year primarily as a result of lower bonus expense.
Balance Sheet and Liquidity
The Company ended the quarter with approximately $1.2 billion in liquidity, including $324 million of cash and cash equivalents, $106 million of gross notes receivable that were eligible for securitization, and $749 million of available capacity under its revolving corporate credit facility.
At the end of the second quarter of 2022, the Company had $2.7 billion of net corporate debt and $1.8 billion of non-recourse debt related to its securitized notes receivable.
The Company completed its first timeshare receivable securitization of 2022 in the second quarter, issuing $375 million of notes backed by a pool of $383 million of vacation ownership notes receivable from all of the Company's timeshare brands. The overall weighted average interest rate of the notes was 4.59% and the transaction had a gross advance rate of 98%.
Abound by Marriott VacationsTM
During the quarter, the Company introduced Abound by Marriott Vacations, a new Owner benefit and exchange program providing access to over 90 vacation club resorts, including Marriott Vacation Club®, Sheraton® Vacation Club and Westin® Vacation Club, as well as access to more than 8,000 Marriott Bonvoy® hotels, 2,000 vacation homes, and 2,000 unique experiences like cruises, guided and culinary tours, premiere events, outdoor adventures and more with a continued ability to exchange through Interval International, a premier exchange partner.

Marriott Vacations Worldwide Reports Second Quarter 2022 Financial Results / 3
Full Year 2022 Outlook (in millions, except per share amounts)
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2022 expected GAAP results for the Company.
The Company is providing guidance as reflected in the chart below for the full year 2022.

Income before income taxes attributable to common shareholders	$511	to	$551
Net income attributable to common shareholders	$365	to	$395
Earnings per share - diluted	$8.15	to	$8.81
Net cash, cash equivalents and restricted cash provided by operating activities	$470		$500

Contract sales	$1,775	to	$1,875
Adjusted EBITDA	$880	to	$930
Adjusted pretax net income	$600	to	$650
Adjusted net income attributable to common shareholders	$425	to	$465
Adjusted earnings per share - diluted	$9.47	to	$10.35
Adjusted free cash flow	$650	to	$730
Revenue Recognition
In connection with the launch of Abound by Marriott Vacations and the unification of the Company’s Marriott-, Westin-, and Sheraton-branded vacation ownership products, the Company intends to align its revenue recognition on the sale of vacation ownership interests across all of its brands in the third quarter. This will result in the acceleration of revenue and a one-time benefit to Adjusted EBITDA but will have no impact on cash flow. The Company is unable to estimate the impact at this time and its guidance excludes this one-time benefit, which will be provided in connection with the release of its third quarter results.
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Second Quarter 2022 Financial Results Conference Call
The Company will hold a conference call on August 9, 2022 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates exchange networks and membership programs comprised of nearly 3,200 affiliated resorts in over 90 countries and territories, as well as provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with

Marriott Vacations Worldwide Reports Second Quarter 2022 Financial Results / 4
Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for future growth and projections for full year 2022. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the continuing effects of the COVID-19 pandemic, including quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including its short and longer-term impact on consumer confidence and demand for travel, and the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines against variants of the COVID-19 virus become widely available; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price inflation; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the COVID-19 pandemic and the ongoing conflict between Russia and Ukraine and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic; political or social strife, and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 2, 2022

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2022	June 30, 2021		June 30, 2022	June 30, 2021
Key Measures
Total consolidated contract sales	$506	$362	40%	$900	$588	53%
VPG	$4,613	$4,304	7%	$4,653	$4,428	5%
Tours	102,857	79,900	29%	181,362	125,771	44%
Total active members (000's)(1)	1,596	1,321	21%	1,596	1,321	21%
Average revenue per member(1)	$38.79	$46.36	(16%)	$83.32	$93.77	(11%)

GAAP Measures
Revenues	$1,164	$979	19%	$2,216	$1,738	28%
Income (loss) before income taxes and noncontrolling interests	$178	$35	NM	$268	$(1)	NM
Net income (loss) attributable to common shareholders	$136	$6	NM	$194	$(22)	NM
Earnings (loss) per share - diluted	$2.97	$0.15	NM	$4.18	$(0.52)	NM

Non-GAAP Measures **
Adjusted EBITDA	$255	$164	55%	$443	$233	90%
Adjusted pretax income	$181	$70	154%	$301	$47	NM
Adjusted net income attributable to common shareholders	$131	$37	252%	$212	$17	NM
Adjusted earnings per share - diluted	$2.87	$0.85	238%	$4.55	$0.40	NM

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2022	June 30, 2021		June 30, 2022	June 30, 2021
Vacation Ownership	$274	$182	51%	$473	$250	89%
Exchange & Third-Party Management	35	37	(5%)	78	78	—%
Segment adjusted EBITDA**	309	219	41%	551	328	68%
General and administrative	(54)	(55)	1%	(108)	(95)	(14%)
Adjusted EBITDA**	$255	$164	55%	$443	$233	90%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NM - Not meaningful

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
REVENUES
Sale of vacation ownership products	$425	$296	$735	$459
Management and exchange	203	220	425	413
Rental	140	121	273	210
Financing	72	68	143	127
Cost reimbursements	324	274	640	529
TOTAL REVENUES	1,164	979	2,216	1,738
EXPENSES
Cost of vacation ownership products	80	67	140	107
Marketing and sales	214	164	396	273
Management and exchange	102	126	229	243
Rental	87	81	168	163
Financing	23	21	44	42
General and administrative	64	66	125	112
Depreciation and amortization	32	36	65	77
Litigation charges	2	3	5	6
Royalty fee	29	27	56	52
Impairment	—	5	—	5
Cost reimbursements	324	274	640	529
TOTAL EXPENSES	957	870	1,868	1,609
Gains (losses) and other income (expense), net	37	(2)	41	4
Interest expense	(30)	(44)	(57)	(87)
Transaction and integration costs	(37)	(29)	(65)	(48)
Other	1	1	1	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	178	35	268	(1)
Provision for income taxes	(43)	(27)	(75)	(16)
NET INCOME (LOSS)	135	8	193	(17)
Net loss (income) attributable to noncontrolling interests	1	(2)	1	(5)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$136	$6	$194	$(22)

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$3.30	$0.15	$4.64	$(0.52)
Diluted	$2.97	$0.15	$4.18	$(0.52)

NOTE: Earnings (loss) per share - Basic and Earnings (loss) per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2022
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$425	$—	$—	$425
Management and exchange(1)
Ancillary revenues	66	1	—	67
Management fee revenues	41	11	(1)	51
Exchange and other services revenues	33	46	6	85
Management and exchange	140	58	5	203
Rental	129	11	—	140
Financing	72	—	—	72
Cost reimbursements(1)	325	5	(6)	324
TOTAL REVENUES	$1,091	$74	$(1)	$1,164

PROFIT
Development	$131	$—	$—	$131
Management and exchange(1)	80	26	(5)	101
Rental(1)	38	11	4	53
Financing	49	—	—	49
TOTAL PROFIT	298	37	(1)	334

OTHER
General and administrative	—	—	(64)	(64)
Depreciation and amortization	(22)	(7)	(3)	(32)
Litigation charges	(2)	—	—	(2)
Royalty fee	(29)	—	—	(29)
Gains (losses) and other income (expense), net	32	16	(11)	37
Interest expense	—	—	(30)	(30)
Transaction and integration costs	(1)	—	(36)	(37)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	277	46	(145)	178
Provision for income taxes	—	—	(43)	(43)
NET INCOME (LOSS)	277	46	(188)	135
Net loss attributable to noncontrolling interests(1)	—	—	1	1
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$277	$46	$(187)	$136
SEGMENT MARGIN(2)	36%	66%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$296	$—	$—	$296
Management and exchange(1)
Ancillary revenues	52	1	—	53
Management fee revenues	39	9	(5)	43
Exchange and other services revenues	32	50	42	124
Management and exchange	123	60	37	220
Rental	110	11	—	121
Financing	68	—	—	68
Cost reimbursements(1)	286	15	(27)	274
TOTAL REVENUES	$883	$86	$10	$979

PROFIT
Development	$65	$—	$—	$65
Management and exchange(1)	77	25	(8)	94
Rental(1)	15	11	14	40
Financing	47	—	—	47
TOTAL PROFIT	204	36	6	246

OTHER
General and administrative	—	—	(66)	(66)
Depreciation and amortization	(23)	(9)	(4)	(36)
Litigation charges	(3)	—	—	(3)
Royalty fee	(27)	—	—	(27)
Impairment	—	—	(5)	(5)
Losses and other expense, net	—	—	(2)	(2)
Interest expense	—	—	(44)	(44)
Transaction and integration costs	(1)	—	(28)	(29)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	151	27	(143)	35
Provision for income taxes	—	—	(27)	(27)
NET INCOME (LOSS)	151	27	(170)	8
Net income attributable to noncontrolling interests(1)	—	—	(2)	(2)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$151	$27	$(172)	$6
SEGMENT MARGIN(2)	25%	38%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the six months ended June 30, 2022
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$735	$—	$—	$735
Management and exchange(1)
Ancillary revenues	120	2	—	122
Management fee revenues	83	21	(4)	100
Exchange and other services revenues	63	99	41	203
Management and exchange	266	122	37	425
Rental	251	22	—	273
Financing	143	—	—	143
Cost reimbursements(1)	652	14	(26)	640
TOTAL REVENUES	$2,047	$158	$11	$2,216

PROFIT
Development	$199	$—	$—	$199
Management and exchange(1)	152	57	(13)	196
Rental(1)	70	22	13	105
Financing	99	—	—	99
TOTAL PROFIT	520	79	—	599

OTHER
General and administrative	—	—	(125)	(125)
Depreciation and amortization	(44)	(16)	(5)	(65)
Litigation charges	(5)	—	—	(5)
Restructuring	—	—	—	—
Royalty fee	(56)	—	—	(56)
Impairment	—	—	—	—
Gains (losses) and other income (expense), net	35	16	(10)	41
Interest expense	—	—	(57)	(57)
Transaction and integration costs	(1)	—	(64)	(65)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	450	79	(261)	268
Provision for income taxes	—	—	(75)	(75)
NET INCOME (LOSS)	450	79	(336)	193
Net loss attributable to noncontrolling interests(1)	—	—	1	1
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$450	$79	$(335)	$194
SEGMENT MARGIN(2)	32%	55%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the six months ended June 30, 2021
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$459	$—	$—	$459
Management and exchange(1)
Ancillary revenues	80	1	—	81
Management fee revenues	77	14	(11)	80
Exchange and other services revenues	60	105	87	252
Management and exchange	217	120	76	413
Rental	187	23	—	210
Financing	127	—	—	127
Cost reimbursements(1)	554	29	(54)	529
TOTAL REVENUES	$1,544	$172	$22	$1,738

PROFIT
Development	$79	$—	$—	$79
Management and exchange(1)	136	54	(20)	170
Rental(1)	(4)	23	28	47
Financing	85	—	—	85
TOTAL PROFIT	296	77	8	381

OTHER
General and administrative	—	—	(112)	(112)
Depreciation and amortization	(42)	(29)	(6)	(77)
Litigation charges	(6)	—	—	(6)
Restructuring	(1)	—	1	—
Royalty fee	(52)	—	—	(52)
Impairment	—	—	(5)	(5)
Gains and other income, net	—	—	4	4
Interest expense	—	—	(87)	(87)
Transaction and integration costs	(1)	—	(47)	(48)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	195	48	(244)	(1)
Provision for income taxes	—	—	(16)	(16)
NET INCOME (LOSS)	195	48	(260)	(17)
Net income attributable to noncontrolling interests(1)	—	—	(5)	(5)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$195	$48	$(265)	$(22)
SEGMENT MARGIN(2)	20%	34%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss) attributable to common shareholders	$136	$6	$194	$(22)
Provision for income taxes	43	27	75	16
Income (loss) before income taxes attributable to common shareholders	179	33	269	(6)
Certain items:
Litigation charges	2	3	5	6
(Gains) losses and other (income) expense, net(1)	(37)	2	(41)	(4)
Transaction and integration costs	37	29	65	48
Impairment charges	—	5	—	5
Purchase price adjustments	5	2	8	2
Other	(5)	(4)	(5)	(4)
Adjusted pretax income **	181	70	301	47
Provision for income taxes	(50)	(33)	(89)	(30)
Adjusted net income attributable to common shareholders **	$131	$37	$212	$17
Diluted shares(2)	46.5	43.8	47.2	43.0
Adjusted earnings per share - Diluted **	$2.87	$0.85	$4.55	$0.40

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See further details on A-8.
(2) Diluted shares for the six months ended June 30, 2022 reflects the dilutive impact of the adoption of Accounting Standards Update 2020-06 – “Debt — Debt With Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (Diluted shares increased by 5 million shares based on the assumed conversion of our 2022 and 2026 Convertible Notes).

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$136	$6	$49	$194	$(22)	$73
Interest expense	30	44	35	57	87	69
Provision for income taxes	43	27	25	75	16	40
Depreciation and amortization	32	36	36	65	77	73
Share-based compensation	12	14	11	20	22	20
Certain items:
Litigation charges	2	3	1	5	6	2
(Gains) losses and other (income) expense, net
Dispositions	(49)	—	—	(49)	—	—
Hurricane business interruption net insurance proceeds	—	—	—	(3)	—	(9)
Various tax related matters	3	2	—	3	2	—
Foreign currency translation	8	(2)	1	7	(6)	1
Other	1	2	(3)	1	—	(2)
Transaction and integration costs	37	29	36	65	48	62
Impairment charges	—	5	—	—	5	26
Purchase price adjustments	5	2	4	8	2	5
COVID-19 related adjustments	—	(2)	—	—	(2)	—
Other	(5)	(2)	—	(5)	(2)	1
ADJUSTED EBITDA**	$255	$164	$195	$443	$233	$361

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Consolidated contract sales	$506	$362	$900	$588
Less resales contract sales	(11)	(7)	(20)	(12)
Consolidated contract sales, net of resales	495	355	880	576
Plus:
Settlement revenue	9	8	16	13
Resales revenue	4	1	8	3
Revenue recognition adjustments:
Reportability	(14)	(17)	(47)	(53)
Sales reserve	(37)	(28)	(66)	(42)
Other(1)	(32)	(23)	(56)	(38)
Sale of vacation ownership products	425	296	735	459
Less:
Cost of vacation ownership products	(80)	(67)	(140)	(107)
Marketing and sales	(214)	(164)	(396)	(273)
Development Profit	131	65	199	79
Revenue recognition reportability adjustment	11	13	35	39
Purchase price adjustments	5	3	9	3
Adjusted development profit **	$147	$81	$243	$121
Development profit margin	31.0%	22.3%	27.1%	17.3%
Adjusted development profit margin	33.6%	26.2%	31.3%	24.0%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$277	$151	$450	$195
Depreciation and amortization	22	23	44	42
Share-based compensation expense	2	2	3	3
Certain items:
Litigation charges	2	3	5	6
(Gains) losses and other (income) expense, net:
Dispositions	(33)	—	(33)	—
Hurricane business interruption net insurance proceeds	—	—	(3)	—
Foreign currency translation	1	—	1	—
Transaction and integration costs	1	1	1	1
Purchase price adjustments	5	2	8	2
COVID-19 related restructuring	—	—	—	1
Other	(3)	—	(3)	—
SEGMENT ADJUSTED EBITDA **	$274	$182	$473	$250
SEGMENT ADJUSTED EBITDA MARGIN **	36%	30%	34%	25%

EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$46	$27	$79	$48
Depreciation and amortization	7	9	16	29
Share-based compensation expense	—	1	1	1
Certain items:
Gain on disposition of VRI Americas	(16)	—	(16)	—
Other	(2)	—	(2)	—
SEGMENT ADJUSTED EBITDA **	$35	$37	$78	$78
SEGMENT ADJUSTED EBITDA MARGIN **	52%	52%	54%	55%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$324	$342
Restricted cash (including $108 and $139 from VIEs, respectively)	282	461
Accounts receivable, net (including $12 and $12 from VIEs, respectively)	244	279
Vacation ownership notes receivable, net (including $1,659 and $1,662 from VIEs, respectively)	2,075	2,045
Inventory	695	719
Property and equipment, net	1,151	1,136
Goodwill	3,117	3,150
Intangibles, net	941	993
Other (including $71 and $76 from VIEs, respectively)	511	488
TOTAL ASSETS	$9,340	$9,613

LIABILITIES AND EQUITY
Accounts payable	$217	$265
Advance deposits	195	160
Accrued liabilities (including $2 and $2 from VIEs, respectively)	330	345
Deferred revenue	372	453
Payroll and benefits liability	204	201
Deferred compensation liability	130	142
Securitized debt, net (including $1,868 and $1,877 from VIEs, respectively)	1,846	1,856
Debt, net	2,748	2,631
Other	210	224
Deferred taxes	342	350
TOTAL LIABILITIES	6,594	6,627
Contingencies and Commitments
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,741,585 and 75,519,049 shares issued, respectively	1	1
Treasury stock — at cost; 35,377,001 and 33,235,671 shares, respectively	(1,666)	(1,356)
Additional paid-in capital	3,963	4,072
Accumulated other comprehensive loss	(1)	(16)
Retained earnings	448	275
TOTAL MVW SHAREHOLDERS' EQUITY	2,745	2,976
Noncontrolling interests	1	10
TOTAL EQUITY	2,746	2,986
TOTAL LIABILITIES AND EQUITY	$9,340	$9,613

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
OPERATING ACTIVITIES
Net income (loss)	$193	$(17)
Adjustments to reconcile net income (loss) to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	65	77
Amortization of debt discount and issuance costs	10	22
Vacation ownership notes receivable reserve	66	42
Share-based compensation	20	22
Impairment charges	—	5
Gains and other income, net	(47)	(1)
Deferred income taxes	29	36
Net change in assets and liabilities:
Accounts receivable	59	60
Vacation ownership notes receivable originations	(483)	(320)
Vacation ownership notes receivable collections	365	362
Inventory	25	14
Other assets	(63)	(66)
Accounts payable, advance deposits and accrued liabilities	8	(9)
Deferred revenue	19	48
Payroll and benefit liabilities	7	35
Deferred compensation liability	4	11
Other liabilities	—	4
Deconsolidation of certain Consolidated Property Owners' Associations	(48)	(87)
Purchase of vacation ownership units for future transfer to inventory	(12)	(99)
Other, net	1	9
Net cash, cash equivalents and restricted cash provided by operating activities	218	148
INVESTING ACTIVITIES
Acquisition of a business, net of cash and restricted cash acquired	—	(157)
Proceeds from disposition of subsidiaries, net of cash and restricted cash transferred	93	—
Capital expenditures for property and equipment (excluding inventory)	(23)	(11)
Issuance of note receivable to VIE	(47)	—
Purchase of company owned life insurance	(11)	(8)
Other, net	3	—
Net cash, cash equivalents and restricted cash provided by (used in) investing activities	15	(176)
Continued

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In millions)
(Unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
FINANCING ACTIVITIES
Borrowings from securitization transactions	477	425
Repayment of debt related to securitization transactions	(485)	(420)
Proceeds from debt	125	1,061
Repayments of debt	(125)	(289)
Purchase of convertible note hedges	—	(100)
Proceeds from issuance of warrants	—	70
Finance lease payment	(2)	(1)
Payment of debt issuance costs	(9)	(15)
Repurchase of common stock	(312)	—
Payment of dividends	(75)	—
Payment of withholding taxes on vesting of restricted stock units	(22)	(15)
Net cash, cash equivalents and restricted cash (used in) provided by financing activities	(428)	716
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(2)	—
Change in cash, cash equivalents and restricted cash	(197)	688
Cash, cash equivalents and restricted cash, beginning of period	803	992
Cash, cash equivalents and restricted cash, end of period	$606	$1,680

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2022 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$365	$395
Provision for income taxes	147	157
Income before income taxes attributable to common shareholders	511	551
Certain items(1)	88	98
Adjusted pretax income **	600	650
Provision for income taxes	(175)	(185)
Adjusted net income attributable to common shareholders **	$425	$465
Earnings per share - Diluted	$8.15	$8.81
Adjusted earnings per share - Diluted **	$9.47	$10.35
Diluted shares	45.4	45.4

2022 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net income attributable to common shareholders	$365	$395
Interest expense	114	114
Provision for income taxes	147	157
Depreciation and amortization	126	126
Share-based compensation	40	40
Certain items(1)	88	98
Adjusted EBITDA **	$880	$930

(1) Certain items adjustment includes $110 to $120 million of anticipated transaction and integration costs, $20 million of anticipated purchase accounting adjustments, and $5 million of litigation charges, partially offset by $47 million of miscellaneous other adjustments, including the disposition of the VRI Americas business and a hotel in Puerto Vallarta, Mexico in the second quarter of 2022.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2022 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2022 (low)	Fiscal Year 2022 (high)
Net cash, cash equivalents and restricted cash provided by operating activities	$470	$500
Capital expenditures for property and equipment (excluding inventory)	(70)	(60)
Borrowings from securitization transactions	910	925
Repayment of debt related to securitizations	(785)	(800)
Securitized Debt Issuance Costs	(12)	(12)
Free cash flow **	513	553
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	65	100
Certain items(2)	86	94
Change in restricted cash	(14)	(17)
Adjusted free cash flow **	$650	$730

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2021 and 2022 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of anticipated transaction and integration costs.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2022	$394	$506
	2021	$226	$362	$380	$406	$1,374
	2020	$306	$30	$140	$178	$654

VPG
	2022	$4,706	$4,613
	2021	$4,644	$4,304	$4,300	$4,305	$4,356
	2020	$3,680	$3,717	$3,904	$3,826	$3,767

Tours
	2022	78,505	102,857
	2021	45,871	79,900	84,098	89,495	299,364
	2020	79,131	6,216	33,170	44,161	162,678

Exchange & Third-Party Management
Total active members (000's)(1)
	2022	1,606	1,596
	2021	1,479	1,321	1,313	1,296	1,296
	2020	1,636	1,571	1,536	1,518	1,518

Average revenue per member(1)
	2022	$44.33	$38.79
	2021	$47.13	$46.36	$42.95	$42.93	$179.48
	2020	$41.37	$30.17	$36.76	$36.62	$144.97

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by a double asterisk (“**”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted EBITDA in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to shareholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other vacation companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment adjusted EBITDA margin represents Segment adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free cash flow and Adjusted free cash flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term loan securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted free cash flow, which reflects additional adjustments to Free cash flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free cash flow and Adjusted free cash flow also facilitates management’s comparison of our results with our competitors’ results.